Exhibit 5.1

April 8, 2022

BuzzFeed, Inc.

111 East 18th Street,

New York, New York 10003

Ladies and Gentlemen:

At your request, we have examined the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed by BuzzFeed, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on April 8, 2022 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of (1) the offer and resale from time to time as described in the Registration Statement by the selling securityholders defined and listed in the Registration Statement (the “Selling Securityholders”) of up to an aggregate of 111,275,368 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”) as described in the Registration Statement consisting of (a) 108,457,558 shares of Class A common stock (including 89,959,697 shares of issued and outstanding Class A common stock (the “Class A Shares”), 12,019,830 shares of Class A common stock (the “Class B Shares”) issuable upon conversion of shares of Class B common stock, par value $0.0001 per share (the “Class B common stock”) and 6,478,031 shares of Class A common stock (the “Class C Shares”) issuable upon conversion of shares of Class C common stock, par value $0.0001 per share (the “Class C common stock”) and shares being registered pursuant to that certain Registration Rights Agreement (as defined in the Registration Statement)) (collectively, the “BuzzFeed Shares”)); (b) 2,375,213 shares of Class A common stock (the “BuzzFeed Equity Award Shares”) that are issuable following the exercise or settlement of certain stock options and restricted stock units (the “BuzzFeed Equity Awards”); (c) 15,637,500 shares of Class A common stock (the “Convertible Note Shares”) that are issuable upon the conversion of certain convertible senior notes of the Company (the “Convertible Notes”); and (d) 9,875,833 shares of Class A common stock issuable upon the exercise of warrants to purchase Class A common stock, consisting of (i) up to 9,583,333 shares of Class A common stock (the “Public Warrant Shares”) that are issuable upon the exercise of warrants originally issued in the Company’s initial public offering (the “Public Warrants”); (ii) up to 259,167 shares of Class A common stock  (the “Private Placement Warrant Shares”) that are issuable upon the exercise of private placement warrants (the “Private Placement Warrants”); and (iii) up to 33,333 shares of Class A common stock (the “Working Capital Warrant Shares”) that are issuable upon the exercise of working capital warrants (the “Working Capital Warrants”); and (2) the offer and resale by certain of the Selling Securityholders of up to 292,500 warrants to purchase shares of Class A common stock, consisting of (a) 259,167 Private Placement Warrants and (b) 33,333 Working Capital Warrants.

In connection with our opinion expressed below, we have also examined originals or copies of the prospectus prepared in connection with the Registration Statement (the “Prospectus”), the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Company’s Restated Bylaws (the “Bylaws”), the Agreement and Plan of Merger, dated as of June 24, 2021, by and among 890 5th Avenue Partners, Inc., Bolt Merger Sub I, Inc., Bolt Merger Sub II, Inc., and BuzzFeed,

Inc., as amended (the “Merger Agreement”), the Membership Interest Purchase Agreement, dated as of March 27, 2021, by and among BuzzFeed, Inc., CM Partners, LLC, Complex Media, Inc., Verizon CMP Holdings LLC and HDS II, Inc., as amended (the “C Acquisition Purchase Agreement”), the Warrant Agreement, dated January 11, 2021, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), the Convertible Notes and the Indenture governing the Convertible Notes, the Registration Rights Agreement, the BuzzFeed Equity Awards, certain corporate proceedings of the Company’s board of directors and stockholders relating to the Registration Statement, the Certificate of Incorporation, as amended, and the Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent, its warrant agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us.  In giving our opinion, we have also relied upon a good standing certificate issued by the Delaware Secretary of State and representations made to us by the Company, including representations that the Company has available a sufficient number of authorized shares of Class A common stock that are not currently outstanding or reserved for issuance under other outstanding securities or equity plans of the Company, to enable the Company to issue and deliver all of the shares of Class A common stock to be sold by the Selling Securityholders pursuant to the Registration Statement and the Prospectus.  We also have assumed that the Warrant Agreement, at the time of the exercise of the Public Warrants, Working Capital Warrants and Private Placement Warrants in exchange for Public Warrant Shares, Working Capital Warrant Shares and Private Placement Warrant Shares, respectively, will be a valid and legally binding obligation of the Warrant Agent (as defined in the Warrant Agreement).

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law and, solely with respect to whether or not the Working Capital Warrants and Private Placement Warrants are the valid and binding obligations of the Company, the existing laws of the State of New York.

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Working Capital Warrants and the Private Placement Warrants:

1.

The effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, assignment for the benefit of creditors, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers.

2.

The effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

We express no opinion regarding the effectiveness of any waiver or stay, extension or of unknown future rights. Further, we express no opinion regarding the effect of provisions relating to indemnification, exculpation or contribution to the extent such provisions may be held unenforceable as contrary to federal or state securities laws or public policy.

In connection with our opinions expressed in paragraphs below, we have assumed that, at or prior to the time of the delivery of any shares of Class A common stock, the Registration Statement will have been declared effective under the Securities Act that the registration will apply to the offer and sale of such shares of Class A common stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Class A common stock.

Based upon the foregoing, we are of the opinion that,

1.	The Class A Shares have been duly authorized and are validly issued, fully-paid and non-assessable
2.

The Class B Share and Class C Shares have been duly authorized and, when issued and delivered upon conversion of the applicable shares of Class B common stock or Class C common stock, respectively, in the manner prescribed by the Certificate of Incorporation and related documents, will be validly issued, fully paid and non-assessable.

3.

The Public Warrant Shares have been duly authorized and, when issued and delivered upon exercise of the Public Warrants in the manner and for the consideration stated in the Public Warrants, will be validly issued, fully paid and non-assessable.

4.

The Working Capital Warrant Shares have been duly authorized and, when issued and delivered upon exercise of the Working Capital Warrants in the manner and for the consideration stated in the Working Capital Warrants, will be validly issued, fully paid and non-assessable.

5.

The Private Placement Warrant Shares have been duly authorized and, when issued and delivered upon exercise of the Private Placement Warrants in the manner and for the consideration stated in the Private Placement Warrants, will be validly issued, fully paid and non-assessable.

6.

The BuzzFeed Equity Award Shares have been duly authorized and, when issued and delivered upon exercise of the applicable BuzzFeed Equity Awards in the manner and for the consideration stated in the applicable BuzzFeed Equity Awards documentation, will be validly issued, fully paid and non-assessable.

7.

The Convertible Note Shares have been duly authorized and, when issued and delivered upon conversion of the Convertible Notes in accordance with the Convertible Notes, will be validly issued, fully paid and non-assessable.

8.	The Private Placement Warrants and the Working Capital Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

 We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with sale of the securities to be sold by the Selling Securityholders pursuant to the Registration Statement and the Prospectus and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very Truly Yours,

/s/ Fenwick & West LLP

Fenwick & West LLP